                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                               Horizon Organic
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                       HORIZON ORGANIC HOLDING CORPORATION
                                6311 Horizon Lane
                            Longmont, Colorado 80503

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 16, 2001

To the Stockholders of Horizon Organic Holding Corporation:

Notice Is Hereby Given that the Annual Meeting of Stockholders of Horizon Organic Holding Corporation, a Delaware corporation (the "Company"), will be held on Wednesday May 16, 2001 at 9:30 a.m. local time at the Left Hand Grange No. 9, 197 2nd Street, Corner of 2nd and Franklin, Niwot, Colorado 80503 for the following purposes:

     1. To elect one director to hold office until the 2004 Annual Meeting of Stockholders.

     2. To ratify and approve the appointment of KPMG LLP as independent auditors for the Company for its fiscal year ending December 31, 2001.

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

          The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on March 14, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                        By Order of the Board of Directors

                                        /s/ Thomas P. Briggs

                                        Thomas P. Briggs
                                        Assistant Secretary

Boulder, Colorado
March 21, 2001


     All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting.

     Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                       HORIZON ORGANIC HOLDING CORPORATION
                                6311 Horizon Lane
                            Longmont, Colorado 80503

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 16, 2001

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Horizon Organic Holding Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 16, 2001, at 9:30 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Left Hand Grange, No. 9, 197 2nd St., Corner of 2nd and Franklin, Niwot, CO 80503. The Company intends to mail this proxy statement and accompanying proxy card on or about April 4, 2001, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others, to be forwarded to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on March 14, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 14, 2001 the Company had outstanding and entitled to vote 9,901,098 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Assistant Secretary of the Company at the Company's principal executive office, 6311 Horizon Lane, Longmont, Colorado 80503, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of stockholders pursuant to Rule 14a-8, of the Securities and Exchange Commission and the Company's Bylaws is December 5, 2001. Unless a stockholder who wishes to bring a matter before the stockholders at the Company's 2002 annual meeting of stockholders notifies the Company of such matter prior to February 18, 2002, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting of the directors assigned to such class in accordance with a resolution adopted by the Board of Directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified. The Company has ten Board of Directors positions.

     The Board of Directors is presently composed of only nine members. In addition, Barnet Feinblum, a director in the class whose term of office expires in 2001, is not seeking re-election. The two vacancies on the Board of Directors will not be filled at the Annual Meeting. Thomas D. McCloskey, Jr., the nominee for election to this class, is currently a director of the Company and was previously elected by the Company's stockholders. If elected at the Annual Meeting, the nominee will serve until the 2004 annual meeting and until his successor is elected and has qualified, or until his earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. The person nominated for election has agreed to serve if elected, and management has no reason to believe that the nominee will be unable to serve.

     Proxies cannot be voted for a greater number of persons than the number of nominees named below.

     Set forth below is biographical information for the person nominated and each person whose term of office as a director will continue after the Annual Meeting.

     NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING

     THOMAS D. MCCLOSKEY, JR., age 54, has served as a director of the Company since April 1994 and served as Chairman of the Board of Directors from May 1994 until November 1997 and again from May 1999 until the present. Mr. McCloskey has served as Chairman of Cornerstone Holdings, LLC (and predecessor corporation), an investment firm since 1981. Mr. McCloskey received a B.A. degree from the University of Notre Dame and a M.B.A. from The Wharton School of the University of Pennsylvania.

                       THE BOARD OF DIRECTORS RECOMMENDS A
                       VOTE IN FAVOR OF THE NAMED NOMINEE


     DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

     MARK A. RETZLOFF, age 52, is a co-founder of the Company, and has served as a director of the Company since December 1991. Mr. Retzloff has held several positions with the Company, including President and Treasurer from December 1991 to May 1995, Vice President, Sales and Marketing and Treasurer from May 1995 to May 1997, Vice President, Sales from May 1997 to January 1999, Senior Vice President Corporate Development from January 1999 to January 2000, President, International from January 1999 to February 2001 and is currently serving as a consultant to the Company. Mr. Retzloff co-founded Alfalfa's, Inc., a natural foods supermarket chain, and served as its President and Chairman of the Board of Directors from July 1978 to June 1990. Mr. Retzloff also co-founded a national chain of natural foods grocery stores under the trade name "Rainbow Grocery" with which he was employed from 1974 through 1979. Mr. Retzloff has served on the Board of Directors of the Organic Trade Association since September 1992 and as its President since September 1996. Mr. Retzloff received a B.S. degree from the University of Michigan.

     CHARLES "CHUCK" F. MARCY, age 50, joined the Company as President and Chief Operating Officer in November 1999 and in January 2000 was appointed Chief Executive Officer. Mr. Marcy has served as a director of the Company since his appointment as Chief Executive Officer. Mr. Marcy served as President and Chief Executive Officer of the Sealright Corporation, Kansas, City, Mo., a publicly traded (NASDAQ) manufacturer of dairy packaging and packaging systems from 1995 to 1998. From 1993 to 1995 Mr. Marcy was President of the Golden Grain Company, a subsidiary of Quaker Oats Company and maker of the Near East brand of all-natural grain-based products. From 1991 to 1993 Mr. Marcy was President of the dairy division of Kraft General Foods. From 1974 to 1991 Mr. Marcy held various senior marketing and strategic planning roles with Sara Lee Corporation and General Foods. Mr. Marcy received his undergraduate degree in mathematics and economics from Washington and Jefferson College. He received his master of business administration degree with a concentration in marketing and general management from the Harvard Business School. He has twice served on the board of directors of the International Dairy Foods Association.

     G. IRWIN GORDON, age 50, has served as a director of the Company since July 1998. Mr. Gordon has held the position of President and CEO of Gruma Corporation since July 2000. Mr. Gordon served as President and Chief Operating Officer of Suiza Foods Corporation ("Suiza") from February 1998 to October 1999. Mr. Gordon joined Suiza in August 1997 as its Executive Vice President and Chief Marketing Officer. Prior to joining Suiza, Mr. Gordon served in various capacities for PepsiCo, Inc. beginning in March 1983, including most recently as Senior Vice President Global Branding for Frito Lay, from May 1996 until August 1997, Senior Vice-President Marketing from September 1992 until April 1996, Region President-Southern Europe from November 1991 until August 1992 and President and General Manager of various international Frito Lay companies from 1985 until October 1991. Prior to joining PepsiCo in 1992, Mr. Gordon served in various capacities at the Kellogg Company. Mr. Gordon received an Education Degree from the University of British Columbia and a Management Certificate from Stanford University.

     DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

     PAUL B. REPETTO, age 64, a co-founder of the Company, has served as Secretary and a director of the Company since December 1991. Mr. Repetto served as the Company's Vice President, Operations from December 1991 until December 1997, Vice President, Marketing from December 1997 until January 1999, and as the Company's Senior Vice President, Marketing until January 2000. During 2000, Mr. Repetto worked on special projects for the Company. From 1988 to December 1991, Mr. Repetto served as President of Westbrae/Little Bear Natural Foods, the main unit of Vestro Foods, a public company marketing a wide variety of food products. Prior to 1988, Mr. Repetto was President of Natural Protein Products, a natural snack company he acquired. Prior to 1978, Mr. Repetto held senior positions with private advertising agencies. Mr. Repetto has served on the Steering Committee of the Organic Foods Alliance and on the Board of the Organic Foods Production Association of North America, the predecessor organizations to the Organic Trade Association. Mr. Repetto received a B.S. degree from the Massachusetts Institute of Technology.

     CLARK MANDIGO II, age 57, has served as a director of the Company since July 1996. Since 1991, Mr. Mandigo has been self-employed as a business consultant and investor and has owned an interest in a Papa John's Pizza franchise since April 1995. He currently serves as a director of Lone Star Steakhouse & Saloon Inc., a retail restaurant chain, where he is a member of the audit and nominating committees and is the chairman of the compensation committee. Mr. Mandigo also serves as a Trustee for Accolade Funds, where he serves on the audit committee, and as a Trustee for U.S. Global Investors Funds, where he also serves on the audit committee. Mr. Mandigo received a B.A. and a J.D. degree from the University of Kansas.

     RICHARD L. ROBINSON, age 71, has served as a director of the Company since July 1996. Mr. Robinson has been the Chairman of Robinson Dairy, Inc. since 1975 and has served as Chief Executive Officer of Robinson Dairy, Inc. from 1975 to July 1999. From 1993 to 1999 Mr. Robinson served as a Director for U.S. Bancorp. Mr. Robinson currently serves as a director for HCA Health One and is a member of the Management Committee for Consolidated Container Corp. Mr. Robinson has in the past served as a director of Asset Investors, Inc., from 1986 to 2000, and U.S. Exploration, Inc. Mr. Robinson received a B.S. degree from Colorado State University.

     MICHELLE GOOLSBY, age 43, has served as a director of the Company since November 1999. Ms. Goolsby joined Suiza in July 1998 as Executive Vice-President, General Counsel and Secretary. In September 1999, she assumed the additional duties of Chief Administrative Officer. From September 1988 until July 1998, she held various positions with the law firm of Winstead Sechrest & Minick. Prior to joining Winstead Sechrest & Minick, she held various positions with the Trammell Crow Company.

     BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 2000, the Board of Directors held four meetings. The Board currently has three standing committees, the Audit Committee, the Agriculture Committee, and the Compensation Committee.

     The Audit Committee makes recommendations to the Board regarding the engagement of the Company's independent certified public accountants and reviews the internal accounting procedures of the Company and the scope and results of the Company's annual audit. The Audit Committee is composed of three non-employee directors: Messrs. Gordon, Mandigo, and Robinson. Mr. Gordon is Chairman of the Audit Committee. It met three times during 2000.

     The Agriculture Committee is responsible for reviewing and making recommendations to the Board of Directors and the Company's management regarding the Company's dairy and farm operations and strategies. The Agriculture Committee is composed of two non-employee directors: Messrs. Robinson and Retzloff. It met one time during 2000.

     The Compensation Committee administers the Company's stock option plan, including making recommendations to the Board with respect to awards thereunder, and the Company's stock purchase plan. The Compensation Committee is composed of two non-employee directors: Messrs. Mandigo and Robinson. Mr. Mandigo is Chairman of the Compensation Committee. It met two times during 2000.

     During the fiscal year ended December 31, 2000, all directors attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member.

                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG LLP as the Company's certified public accountants for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. The Audit Committee has also recommended the selection of KPMG LLP as the Company's independent auditors. KPMG LLP has audited the Company's financial statements since December 28, 1996. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     AUDIT FEES

     KPMG LLP billed the Company an aggregate of $118,987 in fees for professional services rendered for the audit of the Company's consolidated financial statements as of and for the year ended December 31, 2000 included in the Company's annual report on Form 10-K and the reviews of the condensed consolidated financial statements included in the Company's quarterly reports on Forms 10-Q as of and for the three months ended March 31, 2000, as of and for the three and six months ended June 30, 2000 and as of and for the three and nine months ended September 30, 2000.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     KPMG LLP billed the Company an aggregate of $0 in fees for professional services rendered for designing and implementing financial information systems for the year ended December 31, 2000.

     ALL OTHER FEES

     KPMG billed the Company an aggregate of $405,690 in fees for professional services rendered for services other than those set forth above under the headings Audit Fees and Financial Information Systems Design and Implementation Fees for the year ended December 31, 2000. These fees were primarily related to merger and acquisition due diligence including related tax consulting.

     Stockholder ratification of the selection of KPMG LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 14, 2001 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                           Number of Shares           Percent Beneficially
Name of Beneficial Owner (1)            Beneficially Owned (2)             Owned (2)
----------------------------            ----------------------        --------------------
Suiza Foods Corporation                       1,188,000                       11.99
2515 McKinney Avenue, Suite 1200
Dallas, Texas 75201

Michelle Goolsby (3)                          1,188,596                       12.00
c/o Suiza Foods Corporation
2515 McKinney Avenue, Suite 1200
Dallas, Texas 75201

Thomas D. McCloskey, Jr. (4)                  1,166,170                       11.77

McCloskey 1998 GRAT                             595,976                        6.01

Lord Abbett & Co. (5)                           819,082                        8.27
767 Fifth Avenue
New York, New York 10153-0203

Paul B. Repetto (6)                             405,490                        4.09

Mark A. Retzloff (7)                            328,294                        3.31

Barnet M. Feinblum (8)                          374,516                        3.78

Charles F. Marcy (9)                            126,149                        1.27

Clark R. Mandigo II (10)                         81,522                          **

G. Irwin Gordon (11)                              9,782                          **

Richard L. Robinson (12)                         52,208                          **

Clark Driftmier (13)                              7,500                          **

Kyle Joe Langley (14)                             8,969                          **

Kevin O'Rell (15)                                 9,111                          **

All executive officers and directors
as a group (12 persons) (16)                  3,758,307                       37.95

**   Less than one percent.

(1) Unless otherwise set forth, all addresses are c/o the Company, 6311 Horizon Lane, Longmont, Colorado 80503.

(2) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 9,901,098 shares of Common Stock outstanding as of March 14, 2001 adjusted as required by rules promulgated by the SEC. All warrants are currently exercisable and share amounts include stock options exercisable within 60 days of March 14, 2001.

(3) Includes 1,888,000 shares held by Suiza Foods Corporation. Ms. Goolsby is the Chief Administration Officer of Suiza Foods Corporation and disclaims any beneficial ownership of the shares held by Suiza Foods Corporation.

(4) Includes 595,976 shares held by the McCloskey 1998 GRAT, of which Mr. McCloskey's children are the beneficiaries; 28,334 shares held by the McCloskey Children's Trust, of which Mr. McCloskey's children are the beneficiaries; 219,803 shares held by the McCloskey Trust, of which Mr. McCloskey is a trustee; and an aggregate of 14,250 shares held in trusts by each of his four children (collectively, the "Trust Shares"); and 155,280 shares held by McCloskey Ventures LLC, of which Mr. McCloskey is a manager (the "LLC Shares"). Mr. McCloskey disclaims any beneficial interest in the Trust Shares and the LLC shares, except to the extent of his pecuniary interest in the LLC Shares arising from his role therein. Also includes 25,250 shares subject to stock options.

(5)  Based on a Schedule 13GA filing as of January 19, 2001.

(6) Includes 3,680 shares held by his spouse and 49,250 shares subject to stock options.

(7) Includes 23,000 shares held by his spouse, an aggregate of 40,000 shares held by spouse as custodian for his three children and 45,250 shares subject to stock options.

(8) Includes 25,085 shares held by his spouse, 19,538 shares held by the Feinblum Investment Management LLLP and 150,066 shares subject to stock options. Mr. Feinblum disclaims any beneficial interest in the shares held by his spouse.

(9)  Includes 100,000 shares subject to stock options.

(10) Includes 56,786 shares held jointly with his spouse, an aggregate of 23,236 shares held in trust for his four children and 1,500 shares subject to stock options.

(11) Includes 3,000 shares subject to stock options.

(12) Includes 11,000 shares subject to stock options.

(13) Includes 7,500 shares subject to stock options.

(14) Includes 7,500 shares subject to stock options.

(15) Includes 7,500 shares subject to stock options.

(16) Includes 407,816 shares subject to stock options. See Notes 4 and 6 through 15 above.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                                   MANAGEMENT

     Executive Officers

     The following table sets forth certain information concerning the executive officers of the Company as of March 14, 2001:

     Name                     Age                     Position
     ----                     ---                     --------
Thomas McClosky, Jr.           54       Chairman of the Board of Directors

Charles F. Marcy               50       President, Chief Executive Officer, and Director

Paul B. Repetto                64       Secretary and Director

Thomas P. Briggs               52       Senior Vice President, Finance & Administration, Chief Financial Officer,
                                        Treasurer and Assistant Secretary

Clark Driftmier                47       Senior Vice President, Sales & Marketing

Stephen Jacobson               57       Vice President, Operations

Kyle Joe Langley               44       Vice President, Sales

Kevin O'Rell                   49       Vice President, Quality Assurance and Research and Development

Gary Merriman                  49       Vice President, Human Resources


     THOMAS P. BRIGGS joined the Company as Vice President, Finance & Administration, Chief Financial Officer, Treasurer and Assistant Secretary in June 2000. He has served as Senior Vice President, Finance & Administration, Chief Financial Officer, Treasurer and Assistant Secretary since January 2001. Mr. Briggs has 10 years experience in the dairy foods industry and 30 years in finance. From 1990 through 2000, Mr. Briggs served as Vice President of Finance for Denver-based Leprino Foods Company, the world's largest manufacturer of mozzarella cheese and one of the largest companies in the U.S. dairy industry. Mr. Briggs has both national accounting firm and public company experience. He began his career in 1969 as a senior tax manager for Price Waterhouse and in the late 1980s was a senior manager with Deloitte & Touche. He also served as Chief Financial Officer for both Energetics, Inc. (from 1981 to 1985) and Calvin Exploration, Inc. (from 1979 to 1981). Mr. Briggs holds a bachelor of arts degree in accounting from Duke University, Durham, N.C., and a juris doctor degree from Georgetown University Law Center in Washington, D.C.

     CLARK F. DRIFTMIER, joined the Company as Vice President of Marketing in February 2000. He has served as Senior Vice President of Sales and Marketing since January 2001. From September 1994 to February 2000, Mr. Driftmier served at Small Planet Foods LLC, parent company of Cascadian Farm and Muir Glen, two leading organic brands. His most recent position at Small Planet was Senior Vice President of Marketing. From 1989 to 1994, Mr. Driftmier served at Ralston Purina Company in several marketing capacities, including Product Manager of Chex breakfast cereals and other national brands. Prior to joining Ralston Purina, Mr. Driftmier served as Executive Vice President of Wilmore Nurseries, Inc., a large family nursery company. Mr. Driftmier received a BME degree from Oberlin College, and an MBA degree from Darden Graduate Business School, University of Virginia, where he was the winner of the faculty award for academic excellence. Mr. Driftmier currently serves on the Marketing Committee of the Organic Trade Association. Previously, he served on the board of directors of the Colorado Nursery Association.

     STEPHEN JACOBSON, joined the Company as Director of Operations in January 2000. He has served as Vice President of Operations since December 2000. From 1997 to 2000, Mr. Jacobson served as Director of Finance and Budgeting for Recycling Industries, Inc. From 1995 to 1997 he served as Regional Distribution Director for Meadow Gold Dairies, a national milk processing, marketing and distribution company. From 1993 to 1995 he served as a consultant with the Denver Management Group which consults in the dairy and beverage industry. Mr. Jacobson received a BA from Hofstra University in Finance and Economics.

     KYLE JOE LANGLEY has served as Vice President, Sales of the Company since January 1999. From 1977 until 1998, Mr. Langley served in various capacities at The Dannon Company, Inc., including most recently as Western Division Manager from 1994 until 1998, Central Division Manager from 1992 until 1994, Region Manager from 1988 until 1992, and District Manager from 1985 until 1988.

     KEVIN O'RELL has served as Vice President, Research & Development/Quality Assurance since May 1999. From 1987 to 1999, Mr. O'Rell was president of Brotech, a food and dairy consulting firm. Prior to that Mr. O'Rell held various technical positions at Beatrice Foods, Crest Foods and Dannon. Mr. O'Rell received his bachelors degree in food science from the University of Illinois.

     GARY MERRIMAN has served as Vice President, Human Resources since January 1999. From 1995 to 1999, Mr. Merriman held various positions at General Electric Corporation, GE Information Technology Distribution, including Vice President, Human Resources and Director, Human Resources. From 1994 to 1995, Mr. Merriman was the director of human resources for Green Technologies, Inc. From 1989 to 1994, Mr. Merriman held various human resources positions at Valleylab, Inc.

     See "Proposal 1--Election of Directors" for the biographies of other executive officers who serve on the Board of Directors.


                             EXECUTIVE COMPENSATION

     COMPENSATION OF DIRECTORS

     Each non-employee director receives $1,000 for each Board meeting attended and $500 for each Committee meeting attended on a date separate from any Board meeting. These fees are paid in grants of shares of the Company's Common Stock, calculated by dividing the relevant amount by the per-share price, which will be equal to the fair market value of the Company's Common Stock as reported on the NASDAQ National Market on the date of such meeting. Directors are also reimbursed for certain expenses in connection with attendance at Board and Committee meetings. In the fiscal year ended December 31, 2000, the total compensation paid to non-employee directors was $25,500 in the form of Company Stock.

     In addition, each non-employee director is entitled to receive a grant of options exercisable for 3,000 shares of the Company's Common Stock under the Company's 1998 Equity Incentive Plan (the "Plan") after each annual meeting of stockholders at an exercise price equal to the fair market value of the Company's Common Stock as reported on the NASDAQ National Market on the date of such annual meeting. Additionally, each non-employee director elected to serve as a director will receive an option grant exercisable for 3,000 shares of the Company's Common Stock upon his or her appointment to the Board. In the fiscal year ended December 31, 2000, the Company granted options to Ms. Goolsby and Messrs. Mandigo, Gordon, McClosky and Robinson for 3,000 shares each of the Company's common stock at an exercise price of $9.50.

     As of March 14, 2001 no options had been exercised by non-employee directors under the Plan.

     COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows for the fiscal years ended December 31, 1998, 1999, and 2000 compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2000 (the "Named Executive Officers"):

     SUMMARY COMPENSATION TABLE


                                                      Annual Compensation                         Long Term Compensation
                                        -----------------------------------------------        ---------------------------

                                                                                               Securities      All Other
                                                                                               Underlying     Compensation
Name and Principal Position             Fiscal Year    Salary ($)(1)       Bonus ($)(1)        Options (#)      ($)(2)
---------------------------             -----------    -------------       ------------        -----------    ------------
Charles F. Marcy, President and            2000          267,377             54,208              40,000          57,100
Chief Executive Officer (3)                1999           19,284                -0-             200,000             -0-

Barnet M. Feinblum, former                 2000              -0-                -0-                 -0-         197,216
President and Chief Executive              1999          180,000             32,400              12,000           5,653
Officer                                    1998          140,000             96,040                 -0-           4,819

Mark A. Retzloff                           2000          150,000             24,636              20,000          12,579
President, International                   1999          150,000             18,000               8,000           4,771
                                           1998          120,000             52,800                 -0-           4,219

Clark Driftmier                            2000          119,166             12,785              30,000           3,240
Senior Vice President
Sales and Marketing (4)

Kevin O'Rell  (5)                          2000          128,909             36,844              10,000           4,150
Vice President QA/R&D                      1999           89,096             14,450              20,000           6,804

Joe Langley                                2000          123,125             13,858              10,000           4,623
Vice President Sales                       1999          120,000             14,450              20,000          15,000


(1) Includes amounts, if any, deferred pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended.

(2) Includes matching contributions made by the Company to the 401(k) Plan, premiums for long-term disability and life insurance paid by the Company, severance pay and relocation costs reimbursed by the Company.

(3)  Mr. Marcy joined the Company in November 1999.

(4)  Mr. Driftmier joined the Company in February 2000.

(5)  Mr. O'Rell joined the Company in April of 1999.

                        STOCK OPTION GRANTS AND EXERCISES

     The Company grants options to its executive officers under the Plan. As of December 31, 2000, options to purchase a total of 1,025,279 shares were outstanding under the Plan and options to purchase 474,721 shares remained available for grant thereunder.

     The following table sets forth for the Named Executive Officers certain information regarding options granted for the fiscal year ended December 31, 2000:

                          OPTION GRANTS IN FISCAL 2000

                                           Percent of                               Potential Realizable Value
                         Number of        Total Options                              At Assumed Annual Rates
                           Shares          Granted to                              of Stock price Appreciation
                         Underlying       Employees in    Exercise                   for Option Terms ($)(3)
                          Options           Fiscal         Price     Expiration    ---------------------------
Name                     Granted (1)        Year (2)     ($/Share)      Date            5%              10%
----                     -----------      ------------   ---------   ----------    ---------------------------
Charles F. Marcy            12,500             4.08         7.38      1/03/05         117,736         148,569
                            37,500            12.24         7.38      1/03/05         353,210         445,708

Barnet M. Feinblum             -0-              -0-          -0-          -0-             -0-             -0-

Mark A. Retzloff            18,236             5.95         9.50      5/16/05         221,105         279,007
                             1,764             0.57         9.50      5/16/05          21,387          26,988

Clark Driftmier             20,000             6.53         9.25      2/21/05         236,112         297,944
                            10,000             3.26         9.50      5/16/05         121,246         152,998

Kevin O'Rell                10,000             3.26         9.50      5/16/05         121,246         152,998

Kyle Joe Langley            10,000             3.26         9.50      5/16/05         121,246         152,998


(1) 25% of the options vest and will become exercisable upon the first anniversary of the grant date and will become exercisable as to the remainder of the grant in three equal annual installments thereafter.

(2)  Based on 306,150 total options granted in fiscal 2000.

(3) The potential realizable value is calculated assuming that the fair market value of Common Stock on the date of the grant as determined by the Board appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and the Common Stock received therefor is sold on the last day of the term of the option for the appreciated price. The 5% and 10% rates of appreciation are mandated by the rules of the Securities and Exchange Commission (the "SEC") and do not represent the Company's estimate or projection of future increases in the price of its Common Stock.

     AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND FISCAL YEAR END OPTION
VALUES

     The following table sets forth for the Named Executive Officers the shares acquired and the value realized on each exercise of stock options during the fiscal year ended December 31, 2000 and the fiscal year end number and value of unexercised options:


                                                                Number of Securities Underlying
                                                                     Value of Unexercised
                           Shares Acquired on      Value        Unexercised Options at 12/31/00     In-the-Money Options at 12/31/00
Name                          Exercise (#)      Realized ($)   Exercisable/Unexercisable (#)(1)     Exercisable/Unexercisable ($)(2)
----                       ------------------   ------------   --------------------------------     --------------------------------
Charles F. Marcy                   --                 --                 87,500/162500                                0/0

Barnet M. Feinblum             50,000            237,500                148,000/24,000                          269,950/0

Mark A. Retzloff                   --                 --                 40,750/34,750                           56,600/0

Clark Driftmier                    --                 --                      0/30,000                                0/0

Kevin O'Rell                       --                 --                  5,000/25,000                                0/0

Kyle Joe Langley                   --                 --                  5,000/25,000                                0/0


(1) Includes both "in-the-money" and "out-of-the-money" options. "In-the-money" options are options with exercise prices below the market price of the Company's Common Stock at December 31, 2000.

(2) Based on the fair market value of the Common Stock as of December 31, 2000 of $4.43 per share, minus the per share exercise price of "in-the-money" unexercised options, multiplied by the number of shares represented by such options.

     EMPLOYMENT AGREEMENTS

     Messrs. Feinblum and Retzloff (each, an "Executive") have entered into Amended Executive Employment Agreements with effective dates of January 1, 1998 and Mr. Marcy has entered into an Amended and Restated Employment Agreement with an effective date as of November 29, 1999 (collectively, the "Employment Agreements"). Mr. Feinblum resigned from his position as Chief Executive Officer of the Company in January 2000. The Employment Agreement with Mr. Feinblum provides that he would receive an annual salary of $140,000, which was eligible for adjustments annually by the Compensation Committee, and the Employment Agreement with Mr. Retzloff provides that he would receive an annual salary of $120,000, which was eligible for adjustments annually by the Compensation Committee. The Employment Agreement with Mr. Marcy provides that he receive an annual salary of $250,000 while he was performing duties as the President and Chief Operating Officer of the Company and an annual salary of $275,000 while performing duties as the President and Chief Executive Officer of the Company, which may be adjusted annually by the Compensation Committee. Mr. Marcy was appointed President and Chief Operating Officer beginning in November 1999 and was appointed Chief Executive Officer in January 2000.

     Additionally, for the year ended December 31, 2000, each Executive was eligible to receive incentive bonuses in an amount up to 60% (110% for Mr. Marcy and no bonus for Mr. Feinblum) of his base salary. The Employment Agreements also provide that each Executive will be entitled to (i) four weeks paid vacation (26 days for Mr. Marcy per year plus 10 additional days during the first year), (ii) participation in any employee benefit plans the Company makes available to its other employees, (iii) life insurance in the minimum amount of $100,000 for Messrs. Retzloff and Feinblum, (iv) disability insurance, and (v) reimbursement of reasonable business expenses. Mr. Feinblum's Employment Agreement also provided that all 135,000 of the incentive stock options granted to him under the stock option agreement dated June 1, 1995 are fully vested and exercisable. Mr. Marcy's Employment Agreement provides that the Company reimburse him all costs related to his relocation to Colorado which totaled $48,000 in 2000. Mr. Feinblum retired as an operating officer of the Company in January 2000 and Mr. Retzloff retired as an operating officer of the Company in February 2001.

     Each Employment Agreement provides that the Company may terminate the Executive at any time. In the case of Messrs. Feinblum and Retzloff, if the Executive is terminated without cause or if the Executive terminates his Employment Agreement for cause, the Company is obligated to pay the Executive's salary for a period equal to the longer of (i) twelve months after the date of termination or (ii) the remainder of the employment period. In such case, the Executive also is entitled to a pro rata incentive bonus for the year in which termination occurs. Under this provision, Mr. Feinblum received his base salary through December 31, 2000. The Employment Agreements for Messrs. Feinblum and Retzloff also contain noncompete provisions which prohibit the Executives, without the consent of the Company, for a period of twenty-four months after the termination or expiration of the Executive's employment with the Company from
(i) owning more than 5% of the outstanding stock of a publicly-traded competitive company; (ii) owning any stock of a privately held competitive company; (iii) participating in the financing, operation, management or control of any competitive company; and (iv) soliciting employees of the Company. In Mr. Marcy's Employment Agreement, if the Executive is terminated without cause, the Company is obligated to pay the Executive's salary for a period equal to eighteen (18) months provided Mr. Marcy executes a release and non-compete agreement for a duration of eighteen (18) months and limited to the organic products industry.

                      REPORT OF THE COMPENSATION COMMITTEE(1)

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed of at least two non-employee directors elected by the Board of Directors. The Compensation Committee is responsible for providing guidance and periodic monitoring for all corporate compensation, benefit, perquisite, and employee equity programs. The Compensation Committee specifically reviews and approves the following matters within the following limitations:

     (i) compensation, benefit, perquisite action for all corporate officers (except a corporate officer only holding the office of secretary) ("Corporate Officers"),

     (ii) all bonus plans, total bonus payments and individual awards to all Corporate Officers,

    (iii) benefit plans including profit sharing and pension program,

     (iv) perquisite programs and perquisites for Corporate Officers,

     (v) employment agreements for all Corporate Officers and for all others with base salaries in excess of $100,000. In addition, the Compensation Committee makes recommendations to the Board of Directors regarding the grant of options under the Company's stock option plans.

     BASE SALARY

     The Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices.

     BONUSES

     The Company paid bonuses to its Chairman of the Board of Directors, Chief Executive Officer and four other executive officers in 2000, in amounts ranging from $12,785 to $54,208. Such bonuses were based on the extent to which the corporate goals described above were achieved, and represented from approximately 10% to 30% of such officer's base salary.


--------------

(1) Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act that might incorporate future filings by reference, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and the Performance Graph shall not be incorporated by reference into any such filings, and shall not be deemed soliciting material under the Securities Act or the Exchange Act.

     STOCK-BASED INCENTIVE COMPENSATION

     The Company adopted the 1998 Equity Incentive Plan (the "Plan") in order to provide equity based performance incentives to its employees. The Plan authorizes the Company to award incentive stock options and nonqualified stock options to purchase Common Stock to officers and other employees of the Company. The purpose of the Plan is to attract, retain and motivate officers and employees. Stock options may be exercised at a purchase price as recommended by the Compensation Committee and determined by the Board of Directors, provided that the exercise price per share under the Plan is not less than 100% of the fair market value on the date of grant for incentive stock options and not less than 85% of the fair market value on the date of grant for nonqualified stock options. Options to beneficial owners of 10% or more of the Company's outstanding shares may be granted at an exercise price per share of not less than 110% of fair market value. The grants are designed to align the interests of the optionee with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business, even though certain executive officers are already significant stockholders of the Company (see "Security Ownership of Certain Beneficial Owners and Management"). Moreover, the long-term vesting schedule encourage a long-term commitment to the Company by its executive officers and other optionees. The size of the option grant to each optionee is set at a level that the Compensation Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but also takes into account the individual's potential for future responsibility and promotion over the option vesting period, and the individual's performance in recent periods. The Compensation Committee periodically reviews the number of shares owned by, or subject to options held by, each executive officer, and additional awards are considered based upon past performance of the executive officer.

     CHIEF EXECUTIVE OFFICER COMPENSATION

     For the fiscal year ended December 31, 2000, Charles F. Marcy, the current President and Chief Executive Officer of the Company received total cash payments of $267,377 in salary and $54,208 as a bonus. The base salary of Mr. Marcy was set at an annual rate of $250,000 in 1999 for services rendered by Mr. Marcy as the President and Chief Operating Officer of the Company. That base salary was increased to an annual rate of $275,000 at the time Mr. Marcy became President and Chief Executive Officer of the Company upon the effective resignation of Barnet M. Feinblum in January, 2000. Mr. Marcy's salary is based largely on review of competitive salaries in the industry and other subjective factors.

     For the fiscal year ended December 31, 2000, Barnet M. Feinblum, the President and Chief Executive Officer of the Company until January 2000 received total cash payments of $180,000 in salary as severance. The base salary of Mr. Feinblum was set at an annual rate of $140,000 commencing January 1, 1998, which represented an increase from his base salary of $125,000 in 1997. Mr. Feinblum's base salary was based largely on review of competitive salaries in the industry and other subjective factors.

     LIMITATION ON DEDUCTION OF COMPENSATION PAID TO CERTAIN EXECUTIVE OFFICERS

     Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year.

     Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The statute containing this law and the applicable proposed Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any final Treasury regulations and to comply with Section 162(m) of the Code in the future to the extent consistent with the best interest of the Company.

     CONCLUSION

     The Compensation Committee believes that the compensation programs of the Company and the administration of those programs well serve the interest of the Company's stockholders. These programs allow the Company to attract, retain and motivate exceptional management talent and to compensate executives in a manner that reflects their contributions to both the short and long-term performance of the Company. The Company intends to continue to emphasize programs that it believes will positively affect stockholder value.

     COMPENSATION COMMITTEE MEMBERS

     Clark R. Mandigo II and Richard L. Robinson. Michelle Goolsby will join the committee in 2001.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As noted above, the Compensation Committee consists of Messrs. Mandigo and Robinson. None of the members of the Compensation Committee have served as executive officers of the Company. See "Certain Relationships and Related Transactions" for a description of certain transactions with these board members. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company's Board or Compensation Committee.

     PERFORMANCE MEASUREMENT COMPARISON

     The following graph shows the total stockholder return on the Company's Common Stock from July 2, 1998, (the date the Company became a public company) until December 31, 2000, for (i) the Company's Common Stock, (ii) a peer group selected by management, consisting of the following four companies:
Gardenburger, Hain Food Group, Hansen Natural Corporation and Odwalla, (iii) the NASDAQ Stock Market index and (iv) the Russell 2000 Equity Index. The graph assumes the investment of $100 in the Company's Common Stock and in each of the indexes on July 2, 1998 and reinvestment of all dividends. The initial public offering price of the Company's Common Stock was $11.00 per share. In the Company's 2000 Proxy Statement, the peer group selected by management consisted of the four companies listed above, plus Ben & Jerry's Homemade and Celestial Seasonings. However, during 2000, both of these companies were acquired and information regarding their stock prices was not available as of December 31, 2000.

            Horizon Organic Holding Corporation Price Performance vs.
                            Comparables 7/98 - 12/00

Dates               7/2/98    12/31/98       12/31/99      12/31/00
-----               ------    --------       --------      --------
HCOW                 100       140.91         68.18         40.34
Peer Average         100        87.4          68.77         72.94
NASDAQ               100       115.77        214.85        130.44
Russell 2000         100        92.07        110.13        105.5

AUDIT COMMITTEE AND REPORT(2)

     The Company has adopted a written Audit Committee Charter, a copy of which is attached hereto as Appendix A. The members of the Audit Committee are independent directors as that term is defined in Rule 4200(a)(14) of the NASD listing standards.

     The purposes of the Company's Audit Committee are set forth in the Audit Committee Charter included as Appendix A. The purposes include assisting the Board of Directors in its oversight of the Company's financial reporting process and internal controls, the Company's financial statements and the selection of the Company's independent auditors. Management, however, is responsible for the preparation, presentation and integrity of the Company's financial statements, and the independent auditors are responsible for planning and carrying out proper audits and reviews.

     The Audit Committee for the Company reports as follows:

     1) The Audit Committee has reviewed and discussed the audited financial statements with management;

     2) The Audit Committee has discussed with the independent auditors the quality, and not just the acceptability under generally accepted accounting principles, of the accounting principles applied by the Company, and such other matters brought to the attention of the Audit Committee by the independent auditors required to be discussed pursuant to SAS 61;

     3) The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with the independent accountants the independent accountant's independence; and

     4) The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing and are not experts in the subject of auditor independence. Moreover, the Audit Committee relies on and makes no independent verification of the facts presented to it or representations made by management or the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles and policies, or internal controls and procedures, designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent."

     5) Based on the review and discussions referred to above and subject to the limitations on the responsibilities and roles of the Audit Committee set forth in the Audit Committee Charter and those discussed above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K and that KPMG LLP be selected as the Company's independent auditors for the year 2001.

     6) The Audit Committee has considered the services provided by KPMG LLP relating to all other fees described in Proposal 2 and believes the services provided are compatible with maintaining KPMG LLP's independence.

     The Audit Committee for the Company is composed of three non-employee directors: Messrs. Mandigo, Gordon and Robinson.

--------------

(2) Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act that might incorporate future filings by reference, including this Proxy Statement, in whole or in part, the following Report of the Audit Committee shall not be incorporated by reference into any such filings, and shall not be deemed soliciting material under the Securities Act or the Exchange Act.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     INDEMNITY AGREEMENTS

     The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

     SUIZA AGREEMENTS

     Suiza is a majority shareholder in the Company. In 1998, Horizon entered into agreements with Suiza, a leading manufacturer and distributor of fresh milk and related dairy products. The Company's arrangement with Suiza includes processing and distribution agreements with certain of Suiza's subsidiaries. Horizon's relationship with Suiza includes five-year processing and distribution agreements with three of Suiza's subsidiaries: Model Dairy, a fluid milk processor located in Reno, Nevada, which currently processes organic fluid milk for Horizon; Robinson Dairy, a fluid milk processor located in Colorado, which currently processes organic milk for Horizon; and Garelick Farms, a fluid milk processor and distributor with several locations in the northeastern United States, which does not currently process any products for Horizon. The processing and distribution agreement with Model provides that Model Dairy will distribute all SKUs of Horizon's organic fluid milk products which are available for sale in its territory. Amounts paid to Suiza and its subsidiaries under these agreements total $8,814,00, $4,487,000 and $1,677,000 in 2000, 1999 and
1998, respectively. In addition, Mr. Robinson, a director of the Company, is the Chairman of Robinson Dairy.

     Management believes the terms of all of the foregoing transactions were fair to the Company and were no less favorable to the Company than would have been obtained from an unaffiliated third party in arms' length negotiations. All future transactions with affiliates will be subject to the approval of the Company's disinterested directors and will be on terms believed by such directors to be no less favorable to the Company than those available from unaffiliated third parties.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.



                                        By Order of the Board of Directors

                                        /s/ Thomas P. Briggs

                                        Thomas P. Briggs
                                        Assistant Secretary

March 21, 2001

     A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2000 is available without charge upon written request to: Assistant Secretary, Horizon Organic Holding Corporation, 6311 Horizon Lane, Longmont, Colorado 80503.

APPENDIX A

                       HORIZON ORGANIC HOLDING CORPORATION

                             AUDIT COMMITTEE CHARTER

                                     6/13/00

The Board of Directors of Horizon Organic Holding Corporation (the "Company") hereby constitutes and establishes an audit committee with authority, responsibility and specific duties as described below.

COMPOSITION

The committee shall be composed of three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the NASD National Listing Exchange. One of the members shall be appointed committee chairperson by the Board. He or she shall be responsible for leadership of the committee, including preparation of the agenda, presiding over meetings, and reporting to the Board of Directors. He or she will also maintain regular liaison with the CEO, CFO, the lead independent audit partner, and the internal audit function leader, if applicable.

AUTHORITY

The audit committee may be requested by the Board of Directors to investigate any financial activity of the Company, and all employees are directed to cooperate as requested by members of the committee.

RESPONSIBILITY

The audit committee is to serve as a focal point for communication between noncommittee directors, the independent auditors, internal audit, if applicable, and the Company's management, as their duties relate to financial accounting, reporting and controls. The audit committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company and its subsidiaries. The committee is to be the Board's principal agent in overseeing independence of the Company's independent auditors, the integrity of management as it relates to financial matters and the adequacy of disclosures to stockholders.

MEETINGS

The audit committee is to meet at least four times per year, and as many times as the committee deems necessary.

ATTENDANCE

Members of the audit committee should be present, if practical, at all meetings. Directors who are not committee members may sometimes be invited to regularly scheduled meetings. As necessary or desirable the chairperson may request that members of management, the CFO and representatives of the independent auditors be present at meetings of the committee. At least annually the committee shall meet separately with representatives of the independent auditors.

MINUTES

Minutes of each meeting are to be prepared and sent to the committee members and upon request by any Company director who is not a member of the committee. Copies are to be provided to the independent auditors and CFO.

SPECIFIC DUTIES

1) Review, reassess and update this charter periodically, at least annually, as conditions dictate, for the review and approval of the Board of Directors.

2) The independent auditor is ultimately accountable to the audit committee and the Board of Directors as representatives of the shareholders of the Company. The Committee shall recommend to the Board of Directors the independent auditor to be selected or retained to audit the financial statements of the Company and annually shall evaluate the performance of the auditor for the purpose of determining the next year's recommendation. In so doing, the committee may request from the auditor a written affirmation that the auditor is in fact independent. The Board shall seek shareholder ratification of its selection.

3) Review with the Company's management, independent auditors and the CFO the Company's policies and procedures to reasonably ensure the quality and adequacy of internal accounting and financial reporting controls.

4) Review, prior to the annual audit, the scope and general extent of the independent auditor's audit examination, including their engagement letter. The auditor's fees are to be arranged with management and annually summarized for committee review and Board approval. The committee's review should entail an understanding from the independent auditor of the factors considered by the auditor in determining the audit scope, including:

     -    Industry and business risk characteristics of the Company

     -    External reporting requirements

     - Materiality of various segments of the Company's consolidated and nonconsolidated activities

     -    Quality of internal control structure

     -    International operations

     -    Other areas to be covered during the audit engagement

5) Review with management and the independent auditor the quarterly financial information prior to the filing of Form 10-Q.

6) Review with management and the independent auditor, upon completion of their audit, financial results for the year, prior to their release. This review is to encompass:

     - the financial section of the Company's annual report, including supplemental disclosures required by generally accepted accounting principles

     -    significant transactions not a normal part of the Company's operations

     - changes, if any, during the year in the Company's accounting principles or their application as well as consideration of the quality of the principles themselves

     -    review of estimates, reserves, and accruals and judgmental areas

     - review of audit adjustments proposed by the independent auditor, whether or not recorded

     Management shall obtain the committee's consent to the inclusion of the Company's audited financial statements in the Company's annual report on Form 10-K.

7) Inquire of the independent auditors whether there have been any disagreements with management which if not satisfactorily resolved would have caused them to modify their report on the Company's financial statements.

8) Discuss with the independent auditors the quality of the Company's financial and accounting personnel, and any relevant recommendations which the independent auditors may have identified during their audit (including those in the "letter of comments and recommendations"). Topics to be considered during this discussion include improving internal financial controls, the selection of accounting principles and management reporting systems. Review written responses of management to the "letter of comments and recommendations" from the independent auditors.

9) Discuss with Company management the scope and quality of internal accounting and financial controls and reporting in effect. Provide guidance and oversight to the internal audit activities of the Company, including reviewing the organization personnel, the audit plans, and the results of the internal audit activities, if applicable.

10) Report audit committee activities to the full Board and issue annually the report required to be included in the Company's proxy statement to be delivered to its stockholders.

11) Review at least annually for reasonableness a summary of insurance coverage.

12) Review at least annually for reasonableness the Company's internal crisis plan.

APPLICABILITY OF COMPANY BYLAWS

Except as otherwise expressly provided in this charter, the rules set forth in the Company's Bylaws as to the calling, notice, holding and conduct of meetings of the Board of Directors and the taking of action without a meeting by the Board of Directors shall apply to the activities of the audit committee.

                        HORIZON ORGANIC HOLDING CORPORATION


                          ANNUAL MEETING OF STOCKHOLDERS

                                   MAY 16, 2001

                                  9:30 A.M. MST

                              LEFT HAND GRANGE NO. 9

                                 197 2ND STREET

                              NIWOT, COLORADO  80503





     HORIZON ORGANIC HOLDING CORPORATION
     6311 HORIZON LANE, LONGMONT, COLORADO 80503                          PROXY
-------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 16, 2001

The shares of stock you hold in your account on March 14, 2001 or in a dividend reinvestment account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

By signing the proxy, you revoke all prior proxies and appoint Charles F. Marcy and Thomas P. Briggs, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

The Board of Directors recommends a vote for each proposal. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted in favor of the proposals.




                       SEE REVERSE FOR VOTING INSTRUCTIONS.

                                                                ---------------
                                                                COMPANY #
                                                                CONTROL #
                                                                ---------------





                            - PLEASE DETACH HERE -


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.


1. Election of director:  01 Thomas D. McCloskey, Jr.

   / / Vote FOR              / /  Vote WITHHELD
       all nominee                from nominee
       (except as marked)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY     ----------------------
INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) |                    |
IN THE BOX PROVIDED TO THE RIGHT.)                       ----------------------

2. To ratify and approve the appointment of    / / For  / / Against  / / Abstain
   KPMG LLP, independent auditors, of the
   Company for its fiscal year ending
   December 31, 2001

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box  / /                 Date ________________________
Indicate changes below:

                                          -----------------------------------
                                          |                                 |
                                          -----------------------------------
                                          Signature(s) in Box
                                          Please sign exactly as your name(s)
                                          appear on Proxy.  If held in joint
                                          tenancy, all persons must sign.
                                          Trustees, administrators, etc.,
                                          should include title and authority.
                                          Corporations should provide full name
                                          of corporation and title of authorized
                                          officer signing below.